Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES COMMENCEMENT OF

TENDER OFFER FOR CERTAIN OUTSTANDING SENIOR SECURED NOTES

FRANKLIN, Tenn. (April 22, 2026) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced that its wholly-owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”) has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $600,000,000 aggregate purchase price (exclusive of accrued and unpaid interest) (as such aggregate purchase price may be increased or decreased by the Issuer, the “Aggregate Maximum Purchase Amount”) of its outstanding Notes of the two series listed in the table below (collectively, the “Notes”); provided that the Issuer will only accept for purchase (i) its 4.750% Senior Secured Notes due 2031 having an aggregate purchase price of up to $350,000,000 (exclusive of accrued and unpaid interest) (as such aggregate purchase price for such 2031 Notes may be increased or decreased by the Issuer, the “2031 Tender Cap”) and (ii) its 10.875% Senior Secured Notes due 2032 having an aggregate purchase price of up to $250,000,000 (exclusive of accrued and unpaid interest) (as such aggregate purchase price for such 2032 Notes may be increased or decreased by the Issuer, the “2032 Tender Cap”). The Tender Offer will be financed by cash on hand. The Tender Offer is being made pursuant to an Offer to Purchase dated April 22, 2026.

The table below summarizes certain payment terms for the Tender Offer:

Title of Note	CUSIP / ISIN (144A)	CUSIP / ISIN (Reg S)	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level (4)	Tender Offer Consideration (1)(2)	Early Tender Payment (1)	Total Consideration (1)(2)(3)
4.750% Senior Secured Notes due 2031	12543D BK5 / US12543DBK54	U17127 AU2 / USU17127AU25	$1,057,710,000	$350,000,000	1	$900.00	$50.00	$950.00

10.875% Senior Secured Notes due 2032	12543D BN9 / US12543DBN93	U17127 AX6 / USU17127AX63	$1,780,000,000	$250,000,000	2	$1,032.50	$50.00	$1,082.50

(1)	Per $1,000 principal amount of Notes accepted for purchase.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)	Includes the applicable Early Tender Payment.
(4)	The Acceptance Priority Level will be applied separately at the Early Tender Date and at the Expiration Date.

The Tender Offer will expire at 5:00 p.m. New York City time, on May 20, 2026 unless extended or earlier terminated (such date and time, including as extended or earlier terminated, the “Expiration Date”). Registered holders (each, a “Holder” and collectively, the “Holders”) of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on May 5, 2026 (such date and time, including as extended or earlier terminated, the “Early Tender Date”) in order to be eligible to receive the Early Tender Payment in addition to the Tender Offer Consideration (as defined below).

Tenders of the Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 5, 2026, unless extended or earlier terminated (the “Withdrawal Deadline”), and not thereafter, except in certain limited circumstances where withdrawal rights are required by applicable law.

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Community Health Systems, Inc. Announces Commencement of Tender Offer

For Outstanding Senior Secured Notes

April 22, 2026

The Notes will be purchased in accordance with the “Acceptance Priority Level” (in numerical priority order) as set forth in the table above (the “Acceptance Priority Level”), with Acceptance Priority Level 1 being the higher and Acceptance Priority Level 2 being the lower, with possible proration of the Notes on the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below) determined in accordance with the terms of the Tender Offer; provided that notwithstanding the Acceptance Priority Level for the Notes, the amount of either series of Notes that will be accepted in the Tender Offer is limited by the 2031 Tender Cap and the 2032 Tender Cap; and provided further that Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date will be accepted for purchase in priority to Notes tendered after the Early Tender Date, even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Date.

Accordingly, if the aggregate total purchase price payable for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase equals or exceeds the Aggregate Maximum Purchase Amount, then Holders who validly tender Notes after the Early Tender Date will not have any such Notes accepted for payment regardless of the Acceptance Priority Level of such Notes (unless the terms of the Tender Offer are amended by the Issuer in its sole and absolute discretion).

If, on the Early Settlement Date or Final Settlement Date, as applicable, only a portion of the tendered Notes of a series of Notes may be accepted for purchase, the aggregate principal amount of such series of Notes accepted for purchase will be prorated based upon the aggregate principal amount of that series of Notes that have been validly tendered and not yet accepted for purchase in the Tender Offer, such that the Aggregate Maximum Purchase Amount, the 2031 Tender Cap (with respect to the 4.750% Senior Secured Notes due 2031) and the 2032 Tender Cap (with respect to the 10.875% Senior Secured Notes due 2032) will not be exceeded.

The Total Consideration includes, in each case, an early tender payment (the “Early Tender Payment”) of $50.00 for each $1,000 principal amount of the Notes, which Early Tender Payment is in addition to, in each case, the applicable Tender Offer Consideration (as defined below).

Subject to purchase in accordance with the Acceptance Priority Levels, the Aggregate Maximum Purchase Amount, the 2031 Tender Cap, the 2032 Tender Cap and possible proration, Holders validly tendering Notes (that have not been validly withdrawn) at or prior to the Early Tender Date will be eligible to receive the applicable Total Consideration listed in the table above, which includes the Early Tender Payment, on the “Early Settlement Date”, which is expected to be May 7, 2026, but that may change without notice. Holders validly tendering Notes after the Early Tender Date but at or prior to the Expiration Date will only be eligible to receive the applicable “Tender Offer Consideration” listed in the table on the “Final Settlement Date”. The Final Settlement Date is expected to be the second business day after the Expiration Date, which means that the Final Settlement Date is expected to be May 22, 2026, but that may change without notice. In addition to the Total Consideration or Tender Offer Consideration, Holders whose Notes are accepted for purchase will also receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

The obligation of the Issuer to accept for purchase, and to pay for, Notes validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, in the sole and absolute discretion of the Issuer.

None of the Issuer, the trustee for the Notes, the agents under the respective indentures for the Notes, the dealer manager, the information and tender agent, any of their respective subsidiaries or affiliates or any of its or their respective directors, officers, employees or representatives makes any recommendation to Holders as to whether or not to tender all or any portion of their Notes, and none of the foregoing has authorized any person to make any such recommendation. Holders must decide whether to tender Notes, and if tendering, the amount of Notes to tender.

Community Health Systems, Inc. Announces Commencement of Tender Offer

For Outstanding Senior Secured Notes

April 22, 2026

All of the Notes are held in book-entry form. If you hold Notes through a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you wish to tender Notes pursuant to the Tender Offer. You should check with such broker, dealer, commercial bank, trust company or other nominee to determine whether they will charge you a fee for tendering Notes on your behalf. You should also confirm with the broker, dealer, bank, trust company or other nominee any deadlines by which you must provide your tender instructions, because the relevant deadline set by such nominee may be earlier than the deadlines set forth herein.

The Issuer has retained UBS Investment Bank to serve as dealer manager for the Tender Offer. The Issuer has retained Global Bondholder Services Corporation to act as the information and tender agent in respect of the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact UBS Investment Bank at (212) 882-5723 (Collect), (833) 690-0971 (Toll-Free) or by email at americas-lm@ubs.com. Copies of the Offer to Purchase may be obtained by contacting Global Bondholder Services Corporation at (855) 654 2014 or by email at contact@gbsc-usa.com.

This notice does not constitute or form part of any offer or invitation to purchase or sell, or any solicitation of any offer to sell or purchase, the Notes or any other securities in the United States or any other jurisdiction, and neither this notice nor any part of it, nor the fact of its release, shall form the basis of, or be relied on or in connection with, any contract therefor. The Tender Offer is made only by and pursuant to the terms and conditions of the Offer to Purchase and the information in this notice is qualified by reference to the Offer to Purchase.

This announcement does not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contacts: Kevin Hammons Chief Executive Officer (615) 465-7000 or Anton Hie Vice President – Investor Relations (615) 465-7012	Media Contact: Tomi Galin, 615-628-6607 Executive Vice President, Corporate Communications, Marketing and Public Affairs

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